Exhibit 99
DIAGNOSTIC PRODUCTS CORPORATION
EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN
     This Executive Management Incentive Compensation Plan (the “Plan”) is adopted by the Compensation Committee of the Board of Directors of Diagnostic Products Corporation (the “Company”) to be effective for fiscal years (“Plan years”) of the Company commencing on or after January 1, 2006.
     1. Purpose
          The purpose of the Plan is to motivate, reward and recognize the Company’s executive officers for their role in helping achieve corporate success. Each participant’s award will take into account corporate performance as well as individual performance.
     2. Administration
          The Compensation Committee of the Board of Directors (the “Committee”) shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. All decisions, determinations and interpretations of the Committee regarding the Plan shall be binding on all parties concerned. The Committee may at any time and from time to time terminate, suspend, modify or amend the Plan.
          The Committee reserves the right to reduce or entirely eliminate bonuses for a year if, in its sole discretion, notwithstanding achievement of results which would otherwise require a bonus, overall performance of the Company or a participant is determined to be unsatisfactory.
     3. Participation
          Only those employees of the Company or its subsidiaries who have been elected to serve as “executive officers” (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) may participate in the Plan. No award shall be made to any participant who is not an executive officer at the end of a Plan year; provided, however, that the Committee, in its sole and absolute discretion, may make pro rata awards to participants in circumstances that the Committee deems appropriate, including, but not limited to, a person becoming an executive officer for the first time during a Plan year or a participant’s death, disability, retirement or other termination of employment during a Plan year. Any such prorated awards shall be determined by the Committee after taking into account the portion of the Plan year during which the individual served as an executive officer.

     4. Bonus Awards
          For each Plan year, each participant shall be eligible to receive a cash payment (“Bonus Award”) in accordance with the terms hereof. The Company’s Audit Committee shall approve the Company’s operating plan for each fiscal year, which operating plan shall include, among other things, estimated revenues, cost of sales, operating expenses and basic and diluted earnings per share for such year. The Bonus Award for each Plan year shall be based on the comparison of the diluted earnings per share set forth in that year’s operating plan (“Target EPS”) to the Company’s actual diluted earnings per share for such year as reported by the Company in the earlier of the annual earnings press release or the annual report on Form 10-K filed with the SEC (“Actual EPS”). The Committee may exclude the effect of acquisitions, divestitures, changes in accounting principles, and other extraordinary or non-recurring events which occurred during the Plan year when assessing the extent to which the Company has achieved Target EPS.
          The “Target Bonus” for each Plan participant shall be an amount equal to 7.5% of the participant’s base salary for the applicable Plan year. Bonus Awards shall be determined as follows:
•	If Actual EPS equals 100% of Target EPS, then each participant shall be entitled to a Bonus Award equal to 100% of such participant’s Bonus Target.

•	If Actual EPS is between 90% and 110% of Target EPS, each participant’s Bonus Award will be increased or decreased by two percentage points for each percentage point above or below 100%.

•	If Actual EPS is less than 90% of Target EPS, no participant shall be entitled to a Bonus Award.

•	If Actual EPS is greater than 110% of Target EPS, the Bonus Award shall be determined by multiplying (i) the Target Award by (ii) a percentage equal to 120% plus four percentage points for each percent that Actual EPS exceeds 110% of Target EPS.
Bonus Award Calculation Example

	Actual EPS as
Bonus Target	% of Target EPS	Bonus Award
$100	100%	$100
100	95%	90
100	115%	140

     5. Individual Performance Bonus
          Each participant shall be eligible to receive an individual performance bonus (“IP Bonus”) for each Plan year determined as follows. The Compensation Committee shall approve and deliver to each participant individual performance expectations for each Plan year for such participant, based on input from each participant’s immediate supervisor and the Chief Executive Officer (except in the case of the Chief Executive Officer). These expectations might include specific departmental or divisional goals such as product releases, financial targets and organizational development. By March 15 of each year, the Committee shall determine the amount of each participant’s IP Bonus for the just completed Plan year based on an assessment by the participant’s immediate supervisor and the Chief Executive Officer (except in the case of the Chief Executive Officer) of the participant’s performance in the Plan year in relation to the participant’s individual performance expectations for such Plan year. The amount of the IP Bonus shall not exceed 7.5% of the participant’s base salary for the applicable Plan year (“Target IP Bonus”) and, if the Company does not achieve at least 90% of Target EPS, no IP Bonus shall be awarded to any participant.
     6. Stock Option Awards
          Beginning in 2008, and every other year thereafter (e.g., every two years), on the fourth trading day following public disclosure of the Company’s fiscal year-end financial results (with the date of public disclosure counted as day “one”), the Compensation Committee shall grant to each participant options to purchase the Company’s common stock pursuant to the Company’s shareholder approved stock option plan having a value, based on the option valuation model utilized by the Company in the preparation of its financial statements, equal to 100% of the participant’s base salary in the immediately preceding Plan year. The number of shares of common stock subject to such options shall be rounded to the nearest 100 shares; the exercise price of the options shall be equal to 100% of the fair market value of the common stock on the date of grant; the options will vest at the rate of 20% per year commencing one year after the grant date and will expire seven years after the date of grant; and the options shall contain such other usual and customary terms as stock options granted to employees of the Company.

     7. Payment
          All Bonus Awards and IP Bonuses will be paid in cash as soon as possible following determination thereof by the Committee and shall be subject to any required withholdings. Bonuses provided under this Plan are intended to comply with the “short-term exception provision” of Section 409A of the Internal Revenue Code of 1986 and, if administratively possible, shall be paid within two and one-half months of the fiscal year end. Bonus payments under this Plan shall be paid only to participants. No bonus payment herein provided, nor any part thereof, and no right or claim to any of the monies payable pursuant to the provisions of this Plan shall be anticipated, assigned, or otherwise encumbered, nor be subject to attachment, garnishment, execution or levy of any kind, prior to the actual payment and delivery of said amount to the Plan participant and any attempted assignment or other encumbrance or attachment, garnishment, execution or levy shall be of no force or effect, except as otherwise provided by law. Notwithstanding the above, if a participant is adjudged incompetent, the Committee may direct that any amounts payable be paid to the participant’s guardian or legal representative.
     8. Employment and Plan Rights
          The Plan shall not be deemed to give any participant the right to be retained in the employ of the Company or any subsidiary nor shall the Plan interfere with the right of the Company or any subsidiary to discharge any employee at any time nor shall the Plan be deemed to give any employee the right to any award until such award is actually made.

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